Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Second Quarter Results

First Ever Software as a Service Company to Exceed $1 Billion Annual Revenue Run Rate

•	Record Revenue of $263 Million, up 49% Year-Over-Year

•	Operating Cash Flow of $53 Million, up 53% Year-Over-Year

•	GAAP EPS of $0.08, up 167% Year-Over-Year

•	Record 4,100 New Customer Additions; Total Customers Now 47,700

•	Total Cash and Marketable Securities Increases $326 Million Year-Over-Year to $823 Million

•	Company Announces Strategic Acquisition of InStranet, Inc. to Accelerate Growth in Salesforce CRM Customer Service and Support

•	Company Raises FY09 Revenue Guidance to $1.070 - $1.075 Billion

SAN FRANCISCO, Calif. – August 20, 2008 – Salesforce.com (NYSE: CRM), the market and technology leader in Software as a Service (SaaS) and Platform as a Service (PaaS), today announced results for its fiscal second quarter ended July 31, 2008.

“By becoming the first ever Software as a Service company to achieve an annualized revenue run rate of one billion dollars, our second quarter performance is a milestone for salesforce.com, and for the cloud computing industry, “ said Marc Benioff, Chairman and CEO. “Our largest customers are increasingly becoming the best examples of what is possible using the power of our growing portfolio of Software as a Service applications and our emerging Platform as a Service.”

Salesforce.com delivered the following results for its second quarter fiscal year 2009:

Revenue: Total Q2 revenue was $263.1 million, an increase of 49% on a year-over-year basis and an increase of 6% on a quarter-over-quarter basis. Subscription and support revenues were $239.7 million, an increase of 50% on a year-over-year basis and an increase of 6% on a quarter-over-quarter basis. Professional services and other revenues were $23.4 million, an increase of 41% on a year-over-year basis and an increase of 5% on a quarter-over-quarter basis.

Earnings per Share: Q2 GAAP diluted earnings per share were approximately $0.08, including approximately $19 million in stock based compensation and approximately $1.3 million in amortization of purchased intangibles related to previously announced acquisitions. For the basis of Q2 GAAP EPS calculations, there was an average of approximately 126 million diluted shares outstanding during the quarter.

Cash: Cash from operations for the fiscal second quarter was approximately $53 million, up 53% year-over-year, and seasonally down 37% from Q1. Total cash, cash equivalents and marketable securities finished the quarter at approximately $823 million, an increase of approximately $73 million from Q1 and up approximately $326 million from July 31, 2007.

Deferred Revenue: Deferred revenue was approximately $480 million as of July 31, 2008, an increase of 49% on a year-over-year basis and up 2% on a quarter-over-quarter basis.

Customers Additions: During the quarter net paying customers rose approximately 4,100, a company record, to approximately 47,700. Compared with the year ago quarter, net paying customers have grown by approximately 12,400.

InStranet Acquisition: Earlier today, salesforce.com announced the acquisition of InStranet, the leading provider of knowledge management technology for business to consumer call centers. The addition of this innovative technology will increase the momentum of Salesforce CRM Customer Service and Support in a growing market, which is currently estimated at $3.4 billion by Gartner (Gartner, Market Trends: CRM Software, Worldwide, 2007-2012, March 31, 2008). Salesforce.com’s acquisition of InStranet closed on August 4, 2008, for approximately $31.5 million, which includes the assumption of $4.2 million in cash on InStranet’s balance sheet.

Guidance: As of August 20, 2008, salesforce.com is initiating guidance for its third quarter, fiscal year 2009. In addition, the company is updating its revenue and earnings per share guidance for its full fiscal year 2009.

Q3 FY09: Revenue for the company’s third fiscal quarter is projected to be in the range of approximately $273 million to approximately $274 million. Excluding the effect of the InStranet acquisition, the company’s EPS outlook is $0.08 to $0.09. Including the effect of the InStranet acquisition, estimated at $0.02 for the third quarter, the company is issuing guidance that its GAAP fully diluted EPS will be in the range of $0.06 to $0.07. The GAAP EPS estimate also includes the effects of stock based compensation and the amortization of purchased intangibles. For the third fiscal quarter, stock based compensation expense is expected to be approximately $20 million, and the expense associated with amortization of purchased intangibles, including that associated with the acquisition of InStranet, is expected to be approximately $2.0 million. For purposes of the Q3 GAAP fully diluted EPS calculation, the company is expecting an average diluted shares count of approximately 127 million shares, and a GAAP tax rate of 48%.

Fiscal FY09: The company is raising its full year revenue guidance it provided on May 21, 2008, with revenue now expected to be in the range of approximately $1.070 billion to approximately $1.075 billion. Excluding the effect of the InStranet acquisition the company’s EPS outlook has improved to $0.34 to $0.35, from its prior guidance of $0.33 to $0.34. Including the effect of the InStranet acquisition, estimated at $0.05 for the full year, the company is updating its fiscal FY09 GAAP fully diluted EPS guidance to be in the range of $0.29 to $0.30. The GAAP EPS estimate includes the effects of stock based compensation and the amortization of purchased intangibles. For the full fiscal year 2009, stock based compensation expense is expected to be approximately $83 million, and the expense associated with the amortization of purchased intangibles, including that associated with InStranet, is currently expected to be approximately $6.6 million. For purposes of the fiscal year 2009 GAAP fully diluted EPS calculation, the company is expecting an average diluted share count of approximately 126 million shares, and a GAAP tax rate of 48%.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its second quarter fiscal 2009 results today at 2:00 p.m. Pacific Time. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at

http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 59172236, until midnight Eastern Time September 5, 2008.

About salesforce.com

Salesforce.com is the market and technology leader in Software as a Service (SaaS) and Platform as a Service (PaaS). The company’s portfolio of SaaS applications, including its award-winning CRM, available at http://www.salesforce.com/products/, has revolutionized the ways that customers manage and share business information over the Internet. The company’s Force.com PaaS enables customers, developers and partners to build powerful on-demand applications that deliver the benefits of multi-tenancy across the enterprise. Applications built on the Force.com platform, available at http://www.force.com/, can be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s AppExchange marketplace available at http://www.salesforce.com/app exchange/.

As of July 31, 2008, salesforce.com manages customer information for approximately 47,700 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the third fiscal quarter of 2009 and the full fiscal year 2009, and our expected tax rate, stock based compensation expense, amortization rate, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the financial impact the acquisition of InStranet and any future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our service; successful customer deployment and utilization of our existing and future services; competition; various financial aspects of our subscription model; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; regulatory developments; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended July 31, 2008 and our Form 10-K for the fiscal year ended January 31, 2008. These documents are or will be available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2008 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	$239,720	$159,998	$465,061	$307,688
Professional services and other	23,357	16,581	45,638	31,303

Total revenues	263,077	176,579	510,699	338,991
Cost of revenues (1):
Subscription and support	30,668	22,375	59,378	42,559
Professional services and other	23,423	19,037	46,011	38,020

Total cost of revenues	54,091	41,412	105,389	80,579
Gross profit	208,986	135,167	405,310	258,412
Operating expenses (1):
Research and development	24,033	15,096	43,800	29,217
Marketing and sales	130,774	90,216	253,478	174,141
General and administrative	38,081	26,508	76,513	51,593

Total operating expenses	192,888	131,820	373,791	254,951
Income from operations	16,098	3,347	31,519	3,461
Interest, net	6,708	5,615	13,430	10,622
Other income (expense)	(840)	280	(1,603)	449

Income before provision for income taxes and minority interest	21,966	9,242	43,346	14,532
Provision for income taxes	(10,558)	(4,653)	(20,869)	(8,495)

Income before minority interest	11,408	4,589	22,477	6,037
Minority interest in consolidated joint venture	(1,412)	(854)	(2,926)	(1,572)

Net income	$9,996	$3,735	$19,551	$4,465

Basic net income per share	$0.08	$0.03	$0.16	$0.04
Diluted net income per share	$0.08	$0.03	$0.16	$0.04
Shares used in computing basic net income per share	120,863	116,294	120,321	115,637
Shares used in computing diluted net income per share	125,626	121,333	125,091	120,993
(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$2,657	$1,965	$5,332	$3,739
Research and development	2,259	1,510	4,358	2,787
Marketing and sales	8,749	6,265	16,870	11,884
General and administrative	5,219	3,691	10,389	7,033

Total stock-based expenses	$18,884	$13,431	$36,949	$25,443

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	91%	91%	91%	91%
Professional services and other	9	9	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	12	12	12	13
Professional services and other	9	11	9	11

Total cost of revenues	21	23	21	24
Gross profit	79	77	79	76
Operating expenses:
Research and development	9	9	8	9
Marketing and sales	50	51	50	51
General and administrative	14	15	15	15

Total operating expenses	73	75	73	75
Income from operations	6	2	6	1
Interest, net	2	3	2	3
Other income (expense)	0	0	0	0

Income before provision for income taxes and minority interest	8	5	8	4
Provision for income taxes	(3)	(2)	(3)	(2)

Income before minority interest	5	3	5	2
Minority interest in consolidated joint venture	(1)	(1)	(1)	(1)

Net income	4%	2%	4%	1%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	4	3	4
General and administrative	2	2	2	2

Total stock-based expenses	7%	8%	7%	8%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2008	January 31, 2008
	unaudited
Assets
Current assets:
Cash and cash equivalents	$427,043	$279,095
Short-term marketable securities	151,298	171,748
Accounts receivable, net	146,982	220,061
Deferred commissions	35,751	35,679
Deferred income taxes	7,906	7,173
Prepaid expenses and other current assets	33,148	27,055

Total current assets	802,128	740,811
Marketable securities, noncurrent	245,076	218,957
Fixed assets, net	56,643	41,380
Deferred commissions, noncurrent	14,615	16,435
Deferred income taxes, noncurrent	34,989	26,512
Capitalized software, net	24,218	23,061
Goodwill	8,556	8,556
Other assets, net	17,318	13,881

Total assets	$1,203,543	$1,089,593

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,428	$7,478
Accrued expenses and other current liabilities	117,180	125,996
Income taxes payable	1,269	3,622
Deferred revenue	466,948	468,821

Total current liabilities	599,825	605,917
Income taxes payable, noncurrent	10,289	8,465
Long-term lease abandonment liability and other	2,986	2,136
Deferred revenue, noncurrent	12,598	12,073
Minority interest	11,869	8,943

Total liabilities	637,567	637,534
Stockholders’ equity:
Common stock	121	119
Additional paid-in capital	568,078	471,802
Accumulated other comprehensive loss	(4,188)	(2,276)
Retained earnings (deficit)	1,965	(17,586)

Total stockholders’ equity	565,976	452,059

Total liabilities and stockholders’ equity	$1,203,543	$1,089,593

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Operating activities:
Net income	$9,996	$3,735	$19,551	$4,465
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	1,412	854	2,926	1,572
Depreciation and amortization	8,870	6,045	17,028	10,893
Amortization of deferred commissions	13,907	9,644	28,630	18,683
Expenses related to stock-based awards	18,884	13,431	36,949	25,443
Excess tax benefits from employee stock plans	(11,843)	(8,920)	(24,541)	(15,206)
Changes in assets and liabilities	11,849	9,865	56,364	25,634

Net cash provided by operating activities	53,075	34,654	136,907	71,484

Investing activities:
Changes in marketable securities	(25,118)	(13,735)	(8,578)	(47,947)
Capital expenditures	(13,036)	(10,104)	(37,213)	(26,061)

Net cash used in investing activities	(38,154)	(23,839)	(45,791)	(74,008)

Financing activities:
Proceeds from the exercise of stock options and warrants	22,525	15,404	34,010	23,704
Excess tax benefits from employee stock plans	11,843	8,920	24,541	15,206
Principal payments on capital lease obligations	—	(6)	(5)	(163)

Net cash provided by financing activities	34,368	24,318	58,546	38,747

Effect of exchange rate changes	(794)	324	(1,714)	118

Net increase in cash and cash equivalents	48,495	35,457	147,948	36,341
Cash and cash equivalents, beginning of period	378,548	87,492	279,095	86,608

Cash and cash equivalents, end of period	$427,043	$122,949	$427,043	$122,949

salesforce.com, inc.

Additional Metrics

(Unaudited)

	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	Jul 31, 2007	Apr 30, 2007
Full Time Equivalent Headcount	3,046	2,864	2,606	2,461	2,302	2,243
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$823,417	$750,633	$669,800	$571,003	$497,191	$448,071
Deferred revenue, current and non-current	$479,546	$470,297	$480,894	$340,808	$321,852	$295,672

	Three Months Ended July 31,		Six Months Ended July 31,
	2008	2007	2008	2007
Revenues by geography (in thousands):
Americas	$188,563	$133,343	$366,934	$257,795
Europe	49,356	29,160	94,520	54,734
Asia Pacific	25,158	14,076	49,245	26,462

	$263,077	$176,579	$510,699	$338,991

As a percentage of total revenues:
Revenues by geography:
Americas	72%	76%	72%	76%
Europe	19	16	19	16
Asia Pacific	9	8	9	8

	100%	100%	100%	100%